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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------

                                    FORM 8-K
                                 CURRENT REPORT
                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                  June 24, 2002

                               Acterna Corporation
             (Exact name of registrant as specified in its charter)

         Delaware                   000-07438                    04-2258582
(State or other jurisdiction   (Commission File No.)           (IRS Employee
      of incorporation)                                      Identification No.)

                             20410 Observation Drive
                           Germantown, Maryland 20876
          (Address of principal executive offices, including zip code)

       Registrant's telephone number, including area code: (301) 353-1550

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Item 5.  Other Events.
         -------------

         On June 24, 2002, Acterna Corporation ("Acterna") announced the commencement of cash tender offers for up to $155 million, on a combined basis, of the outstanding 9 3/4% Senior Subordinated Notes due 2008 (the "Notes") of Acterna LLC , a Delaware limited liability company that is wholly-owned by Acterna ("Acterna LLC"). The tender offers are being made by Acterna LLC and CD&R VI (Barbados), Ltd. ("CD&R Barbados"). A copy of the press release relating to the tender offers is attached hereto as Exhibit 99.1.

         In connection with the tender offers, Acterna LLC expects to obtain consent from the lenders under the senior secured credit agreement governing Acterna LLC's senior secured facility to amend or waive certain provisions of such credit agreement so as to permit Acterna LLC to consummate its offer. There can be no assurance that the consent sought by Acterna LLC will be obtained on the terms sought on or prior to the expiration date of the tender offers, or at all.

Item 7.  Financial Statements and Exhibits.
         ----------------------------------

         Exhibit 99.1: Press Release, dated June 24, 2002, entitled "Acterna Corporation Announces Combined Cash Tender Offers for Outstanding Notes of Acterna LLC", which release is furnished but not filed as part of
Item 9 of this report.

Item 9.  Regulation FD Disclosure.
         ------------------------

         Attached hereto as Exhibit 99.1 and furnished but not filed is a press release entitled "Acterna Corporation Announces Combined Cash Tender Offers for Outstanding Notes of Acterna LLC".


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 ACTERNA CORPORATION

Date:  June 24, 2002

                                 By:   /s/  John D. Ratliff
                                       -----------------------------------------
                                       Name:    John D. Ratliff
                                       Title:   Senior Vice President and Chief
                                                Financial Officer


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